O'CONNOR EQUUS
                           A Delaware Statutory Trust

                       AGREEMENT AND DECLARATION OF TRUST

                                February 3, 2014


--------------------------------------------------------------------------------

                                 O'CONNOR EQUUS
                               TABLE OF CONTENTS

ARTICLE I NAME, REGISTERED AGENT, AND DEFINITIONS                                        1
Section 1.      Name                                                                     1
Section 2.      Registered Agent                                                         1
Section 3.      Definitions                                                              1
ARTICLE II PURPOSE OF TRUST                                                              2
ARTICLE III SHARES                                                                       3
Section 1.      Division of Beneficial Interest                                          3
Section 2.      Ownership of Shares                                                      4
Section 3.      Investments in the Trust                                                 4
Section 4.      Status of Shares and Limitation of Personal Liability                    4
Section 5.      Power of Board of Trustees to Change Provisions Relating to Shares       4
Section 6.      Establishment and Designation of Classes                                 5
ARTICLE IV THE BOARD OF TRUSTEES                                                         7
Section 1.      Number, Election and Tenure                                              7
Section 2.      Effect of Death, Resignation, etc. of a Trustee                          7
Section 3.      Powers                                                                   8
Section 4.      Payment of Expenses by the Trust                                        11
Section 5.      Payment of Expenses by Shareholders                                     11
Section 6.      Ownership of Assets of the Trust                                        11
Section 7.      Service Contracts.                                                      12
ARTICLE V SHAREHOLDERS' VOTING POWERS AND MEETINGS                                      13
Section 1.      Voting Powers                                                           13
Section 2.      Voting Power and Meetings                                               13
Section 3.      Quorum and Required Vote                                                13
Section 4.      Action by Written Consent                                               14
Section 5.      Record Dates                                                            14
ARTICLE VI NET ASSET VALUE, DISTRIBUTIONS, AND REPURCHASES                              14
Section 1.      Determination of Net Asset Value, Net Income and Distributions          14
Section 2.      Record Date for Dividends and Distributions                             14
Section 3.      Repurchases                                                             14
Section 4.      Redemptions at the Option of the Trust                                  15
Section 5.      Suspension of the Right of Repurchase                                   15
Section 6.      Redemption of Shares to Qualify as Regulated Investment Company         15
ARTICLE VII COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES                        15
Section 1.      Compensation                                                            15
Section 2.      Indemnification and Limitation of Liability                             15
Section 3.      Trustee's Good Faith Action, Expert Advice, No Bond or Surety           16
Section 4.      Insurance                                                               16

Section 5.      Trustee Qualifications and Experience                                   16
ARTICLE VIII MISCELLANEOUS                                                              17
Section 1.      Liability of Third Persons Dealing with Trustees                        17
Section 2.      Dissolution and Termination of Trust or Class of Shares                 17
Section 3.      Merger, Consolidation and Sale of Assets.                               17
Section 4.      Amendments                                                              19
Section 5.      Filing of Copies, References, Headings, Etc                             19
Section 6.      Applicable Law                                                          19
Section 7.      Provisions in Conflict with Law or Regulations                          20
Section 8.      Trust Not a Partnership                                                 20
Section 9.      Fiscal Year                                                             20
Section 10.     Delivery by Electronic Transmission or Otherwise                        20
Section 11.     Use of the Name "O'Connor EQUUS"                                        20
Section 12.     Applicability of 1940 Act and Registration Statement                    20
Section 13      Trustees May Resolve Ambiguities                                        21

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                 O'CONNOR EQUUS

          THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Sole Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

          NOW, THEREFORE, the Sole Trustee hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and the Sole Trustee does hereby declare that the Sole Trustee will hold all cash, securities, and other assets which the Sole Trustee may from time to time acquire in any manner as the Sole Trustee hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                   ARTICLE I
                    NAME, REGISTERED AGENT, AND DEFINITIONS

          SECTION 1. NAME. The name of the Trust shall be "O'Connor EQUUS" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

          SECTION 2. REGISTERED AGENT. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Certificate of Trust.


          SECTION 3. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The "1940 Act" shall mean the Investment Company Act of 1940, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statute thereto;

          (b) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time, which together with this Agreement and Declaration of Trust, shall constitute the governing instruments of the Trust;

          (c) "Class" refers to each class of Shares established and designated under or in accordance with the provisions of Article III, Section 6 hereof and
Section 3806(b)(1) of the Delaware Act;

          (d) The terms "Commission" and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

          (e) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (f) "Delaware Act" shall mean the Delaware Statutory Trust Act (12 DEL. C. [section] 3801 ET SEQ.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act;

          (g) The term "Interested Person" has the meaning given it in Section 2(a)(19) of the 1940 Act;

          (h) The "Internal Revenue Code" refers to the Internal Revenue Code of 1986 and the regulations thereunder, or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statue thereto;

          (i) "Investment Manager" or "Administrator" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

          (j) "Outstanding Shares" means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares that have been redeemed or repurchased by the Trust and that are at the time held in the treasury of the Trust;

          (k) "Person" has the meaning given in Section 3801(f) of the Delaware Act;

          (l) "Shareholder" means a record owner of Outstanding Shares;

          (m) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust or in each Class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares;

          (n) "Sole Trustee" refers to the person who has signed this Declaration of Trust.

          (o) The "Trust" refers to O'Connor EQUUS, the Delaware statutory trust established by this Declaration of Trust;

          (p) "Trustee" or "Trustees" refer to the person or persons who has or have signed this Declaration of Trust, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder; and

          (q) The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or by the Trustees on behalf of the Trust.

                                   ARTICLE II
                                PURPOSE OF TRUST

          The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act investing primarily in securities and other instruments and rights of a financial character and to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware and a management investment company registered under the 1940 Act, now or hereafter in force.

                                  ARTICLE III
                                     SHARES

          SECTION 1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with no par value per Share. All Shares when issued hereunder on the terms determined by the Trustees shall be fully paid and non-assessable. As permitted by Section 3806(b)(1) of the Delaware Act, the Trustees may authorize the division of Shares into separate Classes of common Shares without the vote of Shareholders (the "Common Shares"). The Trust may also, from time to time, issue a Class of an unlimited number of preferred Shares of the Trust, no par value (the "Preferred Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described in this Declaration Trust.

          Subject to the provisions of Section 6 of this Article III and the resolutions adopted by the Board of Trustees in the establishment of such Shares, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, no Share shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon termination of the Trust made pursuant to Article VIII,
Section 2 hereof. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, all dividends and distributions shall be made ratably among all Shareholders of a particular Class according to the number of Shares of such Class held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby materially changing the proportionate beneficial interest of the Shares in the assets of the Trust.

          Preferred Shares. The Preferred Shares shall be issued from time to time in one or more classes or series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to repurchase or termination at such time or times and at such price or prices;
(iii) may be entitled to receive distributions (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other Class or Classes of Shares of the Trust; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust;
(v) may be made convertible into, or exchangeable for, Shares of any other Class or Classes or of any other series of the same or any other Class or Classes of Shares of the Trust at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees. Any of such matters may be made dependent upon facts ascertainable outside this Declaration Trust, or outside the resolution or resolutions providing for the issue of such Preferred
Shares.

          Common Shares. Subject to the rights of the holders of the Preferred Shares, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust. Subject to the rights of the holders of the Preferred Shares, distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis.

          SECTION 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Class. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as they case may be, shall be conclusive as to who are the Shareholders of each Class and as to the number of Shares of each Class held from time to time by each.

          SECTION 3. INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust, in such Class as the purchaser shall select, at the net asset value per Share next determined for such Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Trust.

          SECTION 4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such authorized representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or in part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

          SECTION 5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust to the contrary and without limiting the power of the Board of Trustees to amend this Declaration of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust and the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provision relating to the Shares contained in this Declaration of Trust; provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act, including
Section 18, or other applicable law; provided, however that if Shares have been issued, Shareholder approval shall be required to adopt any amendment to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of the Trust already issued or the rights and preferences of any Class of Shareholders or as otherwise required by the 1940 Act.

          Notwithstanding the foregoing paragraphs, the Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Internal Revenue Code as currently in effect or as amended, without the vote of any Shareholder, including an election to be taxable as a corporation for federal tax purposes and/or to make an election to be taxable as a regulated investment company (RIC) under Subchapter M of the Internal Revenue Code.

          SECTION 6. ESTABLISHMENT AND DESIGNATION OF CLASSES. Unless another time is specified by the Trustees, the establishment and designation of any Class shall be effective upon the adoption by a majority of the Trustees of a resolution setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class, including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption.

          Shares of each Class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Class, shall have the following relative rights and preferences:

          (a) ASSETS HELD WITH RESPECT TO A PARTICULAR CLASS. Separate and distinct records shall be maintained by the Trust for each Class. All consideration received by the Trust for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and may be referred to herein as "assets belonging to" that Class. If the Trust establishes more than one Class of Shares, the assets belonging to the Trust shall be allocated to each Class in the proportion that the assets belonging to the Class bears to the assets of all Classes within the Trust. Each such allocation shall be conclusive and binding upon the Shareholders of all Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Class, as the case may be. The assets belonging to a particular Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Class.

          (b) LIABILITIES HELD WITH RESPECT TO A PARTICULAR CLASS. Except as provided in the next two sentences or otherwise required or permitted by applicable law or any rule or order of the Commission, the liabilities, expenses, costs, charges and reserves of the Trust shall be allocated to each Class in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes of the Trust. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities, expenses, costs, charges and reserves belonging to the Trust to a particular Class or Classes as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class. If, notwithstanding the provisions of this Section, any liability properly charged to a Class is paid from the assets of another Class, the Class from whose assets the liability was paid shall be reimbursed from the assets of the Class to which such liability belonged.

          (c) VOTING. All Shares of the Trust entitled to vote on a matter shall vote separately by Class. There are, however, three exceptions to voting by separate Classes. First, if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Classes, then all the Trust's Shares shall be entitled to vote on a one-vote-per-Share basis. Second, if any matter affects only the interests of some but not all Classes, then, to the extent Shareholders have the right to vote on such matter, only the Shareholders of such affected Classes shall be entitled to vote on the matter. Third, in the event the holders of Common Shares or the holders of Preferred Shares, as the case may be, are required by law or by any other provision of this Declaration of Trust to approve an action by a class vote of such holders, then only holders of such Common Shares or Preferred Shares, as applicable, shall be entitled to vote on the matter.

          (d) EQUALITY. Except as may be otherwise provided in this Declaration of Trust or in the resolutions adopted by the Board of Trustees in the establishment of such Shares, all the Shares of a particular Class shall represent an equal proportionate interest in the assets held by the Trust (subject to the liabilities held with respect to that Class and the Trust and such rights and preferences as may have been established and designated with respect to such Class), and each Share of any particular Class shall be equal to each other Share of that Class.

          (e) FRACTIONAL SHARES. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

          (f) EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide from time to time that the holders of Shares of any Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Trustees from time to time and, when applicable, in accordance with the 1940 Act.

          (g) COMBINATION OF, AND ELIMINATION OF, A CLASS. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Classes into assets and liabilities held with respect to a single Class; provided that upon completion of such combination of Classes, the proportionate interest of each Shareholder of each Class that is combined, in the assets and liabilities held with respect to the combined Class shall equal the proportionate interest that each such Shareholder held in the assets and liabilities held with respect to the particular Class that was combined.

          The Board of Trustees shall have the authority, without the approval of Shareholders of any Class, unless otherwise required by applicable law, to adopt a resolution terminating any such Class and rescinding the establishment and designation thereof. Each such resolution shall constitute a part of this Declaration of Trust upon adoption.

          (h) DERIVATIVE ACTIONS.

                    (1) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust with respect to such Class unless holders of a least ten percent (10%) of the outstanding Shares join in the bringing of such action.

                    (2) In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the

Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this section, the Trustees may designate a committee of two or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

                                   ARTICLE IV
                             THE BOARD OF TRUSTEES

          SECTION 1. NUMBER, ELECTION AND TENURE. Prior to a public offering of Shares, there may be a sole Trustee. For the avoidance of doubt, such sole Trustee shall constitute the initial Board of Trustees of the Trust and may exercise all powers and authority granted to a Trustee and the Board of Trustees hereunder. Thereafter, the number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then acting Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only when or after the expected vacancy occurs.

          Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. Any Trustee may be removed (i) by a written instrument signed or adopted by a majority of the remaining Trustees or (ii) at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or
(ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate as provided in Section 16(c) of the 1940 Act.

          SECTION 2. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's officers are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

          SECTION 3. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall have authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority, and in the exercise of that authority, shall not in any way be bound or limited by present or future laws or customs in regard to trust investments. Without limiting the foregoing, the Trustees have the power and authority:

          (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities or other property, and securities or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, whether directly or acquired through a participation, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and District of Columbia and any political subdivision, agency or instrumentality thereof, any foreign government or any political subdivision of the U.S. government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

          (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

          (f) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and to amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

          (g) To elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

          (h) To establish and terminate one or more committees, which shall consist of two or more Trustees appointed by the Board of Trustees and which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine;

          (i) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust;

          (j) To retain one or more transfer agents or Shareholder servicing agents, or both;

          (k) To retain one or more loan servicing agents;

          (l) To retain one or more fund administrators;

          (m) To retain one or more auditors;

          (n) To enter into service contracts as described in Article IV,
Section 7, below;

          (o) To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

          (p) To redeem, repurchase and transfer Shares pursuant to the terms of this Declaration of Trust;

          (q) To set record dates for the determination of Shareholders with respect to various matters;

          (r) To declare and pay dividends and distributions to Shareholders from the assets of the Trust;

          (s) To establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Class of Shares;

          (t) To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, to any agent or employee of the Trust or to any Investment Manager, Administrator, custodian, transfer or Shareholder servicing agent or Principal Underwriter of the Trust, and to any other agent, employee or independent contractor of the Trust;

          (u) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust;

          (v) To consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

          (w) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (x) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust, or any matter in controversy, including but not limited to claims for taxes;

          (y) To enter into joint ventures, general or limited partnerships and any other combination or associations;

          (z) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

         (aa) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (bb) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Managers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

         (cc) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

         (dd) Notwithstanding anything herein to the contrary, to issue and sell any class of senior security (as such term is defined in Section 18 of the 1940 Act) to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time; and

         (ee) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the 1940 Act,

Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

          Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by the 1940 Act, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

          Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees or committee (as the case may be) consent thereto in writing or electronically, and the consents are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

          The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

          SECTION 4. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or the appropriate Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Managers, Administrators, Principal Underwriters, auditors, counsel, custodian, transfer agent, loan servicing agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

          SECTION 5. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by, and only by, setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

          SECTION 6. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest, if any, of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest, if any, of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

          SECTION 7. SERVICE CONTRACTS.

          (a) Subject to such requirements and restrictions as may be set forth in the Bylaws and the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management, loan servicing and/or administrative services for the Trust with any Persons; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager or Administrator to determine from time to time without prior consultation with the Trustees what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such Person.

          (b) The Trustees may also, at any time and from time to time, contract with any Person(s), appointing such Person(s) exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws and the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.

          (c) The Trustees are also empowered, at any time and from time to time, to contract with any Person(s), appointing such Person(s) to serve as custodian, transfer agent and/or Shareholder servicing agent for the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, the 1940 Act, or stipulated by resolution of the Trustees.

          (d) The Trustees are further empowered, at any time and from time to time, to contract with any Person(s) to provide such other services to the Trust, as the Trustees determine to be in the best interests of the Trust.

          (e) The fact that:

                   (1) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Manager, Principal Underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer servicing, loan servicing, Shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent of affiliate thereof, is a Shareholder or has interest in the Trust, or that

                    (2) any Person with which an advisory, management, or administration contract or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer servicing, loan servicing, Shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organization, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

                                   ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

          SECTION 1. VOTING POWERS. Subject to the provisions of Article III, Sections 5 and 6(d) and in the resolutions adopted by the Board of Trustees in the establishment of such Shares, the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV,
Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the Declaration of Trust, the Bylaws, the 1940 Act or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable. Except as may be otherwise provided in this Declaration of Trust or in the resolutions adopted by the Board of Trustees in the establishment of Shares, each whole Share shall be entitled to one vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

          SECTION 2. VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purposes of electing Trustees as provided in Section 1 of this Article V and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purposes of taking action upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be called by any Trustee upon written request of Shareholders holding, in the aggregate, not less than 20% of the Shares, such request specifying the purpose or purposes for which such meeting is to be called, except that, the foregoing provision notwithstanding, a special meeting of Shareholders shall be called upon written request of Shareholders holding, in the aggregate, not less than 10% of the Shares entitled to be cast for the purpose of consideration of the removal of a Trustee from office as provided in Section 16(c) of the 1940 Act. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice not less than seven (7) nor more than ninety (90) days before the date of such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written or electronic waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

          SECTION 3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by the 1940 Act, by the Bylaws or by this Declaration of Trust, one-third of the Shares entitled to vote in person or by proxy shall constitute a quorum at a Shareholders' meeting. When any one or more Classes is to vote as a single Class separate from any other Shares, one-third of the Shares of each such Class entitled to vote in person or by proxy shall constitute a quorum at a Shareholders' meeting of that Class except when a larger quorum is required by the 1940 Act. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning to a meeting at another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set forth for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Shares voted in person or by proxy shall decide any questions, except only a plurality shall be necessary to elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by the 1940 Act.

          SECTION 4. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting and without prior notice if written or electronic notice thereof and written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of votes that would be required to approve the matter as provided in
Article V, Section 3. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

          SECTION 5. RECORD DATES. For the purposes of determining the Shareholders of any Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a date, which shall not be more than ninety (90) days nor less than seven (7) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. Nothing in this
Section 5 shall be construed as precluding the Trustees from setting different record dates for different Classes.

                                   ARTICLE VI
                NET ASSET VALUE, DISTRIBUTIONS, AND REPURCHASES

          SECTION 1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares or net income attributable to Shares, or the declaration and payment of dividends and distributions on the Shares, as they may deem necessary or desirable.

          SECTION 2. RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining the Shareholders of any Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for all or for any part of the period between a record date and the payment of a dividend or distribution. Nothing in this Section 2 shall be construed as precluding the Trustees from setting different record dates for different Classes.

          SECTION 3. REPURCHASES. Unless the Trustees otherwise determine with respect to a particular Class at the time of establishing and designating the same, each holder of Shares of a particular Class shall have the right at such times as may be permitted by the Trustees to require the Trust to repurchase (out of the assets belonging to the applicable Class) all or any part of his Shares at the net asset value thereof as of the repurchase pricing date established by the Trustees, less any repurchase fee established by the Trustees in their discretion, and subject to such conditions as the Trustees may determine, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the repurchase pricing date established by the Trustees. The repurchase price may in any case or cases be paid in cash or wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

          SECTION 4. REDEMPTIONS AT THE OPTION OF THE TRUST. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof, unless otherwise permitted by the 1940 Act, as described in Section 1 of this Article VI for any reason under the terms established by the Trustees from time to time including but not limited to: (i) if at such time such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the outstanding Shares determined from time to time by the Trustees; (iii) the failure of a Shareholder to supply a tax identification number or other identification or if the Trust is unable to verify a Shareholder's identity; (iv) the failure of a Shareholder to pay when due the purchase price of Shares; (v) when the Trust is requested or compelled to do so by governmental authority; or (vi) the determination by the Trustees or pursuant to policies and procedures adopted by the Trustees that ownership of Shares is not in the best interest of the remaining Shareholders of the Trust or applicable Class.

          SECTION 5. SUSPENSION OF THE RIGHT OF REPURCHASE. The Trustees may declare a suspension of the right of repurchase or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify and thereafter there shall be no right of repurchase or payment until the Trustees shall declare the suspension at an end. In the event that the Trust is divided into Classes, the provisions of this Section 5, to the extent applicable as determined in the discretion of the Trustees and consistent with the 1940 Act, may be equally applied to each such Class.

          SECTION 6. REDEMPTION OF SHARES TO QUALIFY AS REGULATED INVESTMENT COMPANY. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares has or may become concentrated in any Person to an extent that would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article VI.

          The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                  ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

          SECTION 1. COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services to the Trust and to be specially compensated for such services by the Trust.

          SECTION 2. INDEMNIFICATION AND LIMITATION OF LIABILITY. To the fullest extent that limitations on the liability of the Trustees and officers are permitted by the Delaware Act and the 1940 Act, the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Investment Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such Trustee's or officer's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

          Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

          SECTION 3. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee shall, in the performance of his or her duties, powers and discretions hereunder, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon the advice of counsel, or upon reports made to the Trust thereof by any of its officers or employees or by the Investment Manager, the Administrator, the Principal Underwriter, transfer agent, custodian, selected dealers, accountants, appraisers, loan servicing agents or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice and no inference concerning liability shall arise from any failure to follow or solicit such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          SECTION 4. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, with such coverage as determined to be necessary by the Trustees, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this
Article VII.

          SECTION 5. TRUSTEE QUALIFICATIONS AND EXPERIENCE. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.

                                  ARTICLE VIII
                                 MISCELLANEOUS

          SECTION 1. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

          SECTION 2. DISSOLUTION AND TERMINATION OF TRUST OR CLASS OF SHARES.

          (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Class of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Class.

          (b) Upon the requisite action by the Trustees to dissolve the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust ratably according to the number of Shares of the Trust held by the Shareholders on the date of distribution unless otherwise determined by the Trustees or otherwise provided by this Declaration of Trust. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2 with respect to such Class that are specified in connection with the dissolution and winding up of the Trust. Alternatively, in connection with the termination of any Class, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 4 of
Article VI of this Declaration of Trust provided that the costs relating to the termination of such Class shall be included in the determination of the Net Asset Value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

          (c) Following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

          SECTION 3. MERGER, CONSOLIDATION AND SALE OF ASSETS.

          (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is a closed-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, may succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States,
(ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series or class of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is a closed-end management investment company under the 1940
Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees, which consideration may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Class, and which may include Shares of such other Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series or class thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Declaration of Trust or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

          (c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

          (d) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property, or dispose of all or a portion of the Trust Property, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) that is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust to withdraw or redeem its Trust Property from a master fund and cause the Trust to invest its Trust Property directly in securities and other financial instruments or in another master fund.

          SECTION 4. AMENDMENTS. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or adoption of such resolution(s), subject to satisfaction of any additional requirements provided for in this Declaration of Trust and by the 1940 Act. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

          SECTION 5. FILING OF COPIES, REFERENCES, HEADINGS, ETC. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendment, references to this instrument and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendment. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          SECTION 6. APPLICABLE LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

          SECTION 7. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

          (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

          SECTION 8. TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust officers or any Shareholder. All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          SECTION 9. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may change the fiscal year of the Trust.

          SECTION 10. DELIVERY BY ELECTRONIC TRANSMISSION OR OTHERWISE. Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the Internet, or in any other manner permitted by applicable law.

          SECTION 11. USE OF THE NAME "O'CONNOR EQUUS". The name "O'Connor EQUUS" and all rights to the use of the name "O'Connor EQUUS" belong to UBS O'Connor LLC ("UBS") and its affiliates. UBS has consented to the use by the Trust of the identifying word "O'Connor EQUUS" and have granted to the Trust a non-exclusive license to use the name "O'Connor EQUUS" as part of the name of the Trust and the name of any Class of Shares. In the event that UBS or one of its affiliates is not appointed as Investment Manager or ceases to be the Investment Manager of the Trust, the non-exclusive license granted herein may be revoked by the Investment Manager and the Trust shall cease using the name "O'Connor EQUUS" as part of its name or the name of any Class of Shares, unless otherwise consented to by UBS or any successor to its interests in such name.

          SECTION 12. APPLICABILITY OF 1940 ACT AND REGISTRATION STATEMENT. The Trustees acknowledge that this Declaration of Trust is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Trust's registration statement that affect numerous aspects of the conduct of the Trust's business and of the rights, privileges and obligations of the Shareholders. Each provision of this Declaration of Trust shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such registration statement.

          SECTION 13. TRUSTEES MAY RESOLVE AMBIGUITIES. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

          IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Declaration of Trust as of the 3rd day of February, 2014.

                                             /s/ Nicholas Vagra
                                             ----------------------------
                                             Nicholas Vagra, Sole Trustee

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

O'Connor EQUUS
One Freedom Valley Drive
Oaks, Pennsylvania 19456